UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2020

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 26, 2020, Silicon Laboratories Inc. (the “Company”) and certain of its domestic subsidiaries (the “Guarantors”) entered into the Fourth Amendment to Credit Agreement (the “Fourth Credit Agreement Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and a syndicate of lenders. The Fourth Credit Agreement Amendment amends the Company’s original credit agreement (as amended prior to the Fourth Amendment, the “Original Credit Agreement” and, as amended by the Fourth Credit Agreement Amendment, the “Amended Credit Agreement”) with Wells Fargo (as successor to Bank of America, N.A.), as administrative agent, the Guarantors party thereto and the lenders party thereto, in order to, among other things, (i) add a definition of Consolidated Net Leverage Ratio (as defined in the Amended Credit Agreement) which permits the Company to net unrestricted cash and cash equivalents of the Company and its subsidiaries on a consolidated basis in an amount not to exceed $750 million against consolidated indebtedness for purposes of the ratio calculation, (ii) amend the Financial Covenant in Section 8.11(a) of the Amended Credit Agreement such that the Consolidated Net Leverage Ratio of the Company shall not exceed 4.25 to 1.0, to be increased to 4.75 to 1.0 for four quarterly periods upon the election of the Company following the consummation of a permitted acquisition in an aggregate amount greater than $100 million, and (iii) permit cash dividend payments, stock repurchases, cash payments upon conversion of certain convertible indebtedness and certain repurchase of convertible indebtedness provided that no default exists and pro forma for the restricted payment the Consolidated Net Leverage Ratio does not exceed 3.50 to 1.0.

The foregoing descriptions are subject to, and qualified in their entirety by, the Fourth Credit Agreement Amendment. The Fourth Credit Agreement Amendment is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 27, 2020, the Company issued a press release regarding the launch of a private offering of $500,000,000 aggregate principal amount of convertible senior notes due 2025 to be issued by the Company pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1

Fourth Amendment to Credit Agreement, dated May 26, 2020, by and among Silicon Laboratories Inc., the subsidiaries of the borrower identified therein, Wells Fargo Bank, National Association and the lenders party thereto.

99.1	Press Release dated May 27, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

May 27, 2020	/s/ John C. Hollister

Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)